      As filed with the Securities and Exchange Commission on July 27, 2000
                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                            WIT SOUNDVIEW GROUP, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                               13-3900397
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                               Identification No.)

                                  -------------

                          826 BROADWAY, SEVENTH FLOOR
                            NEW YORK, NEW YORK 10003
                                 (212) 253-4400
          (Address, including zip code, of Principal Executive Offices)

                                 --------------

                              STOCK INCENTIVE PLAN

                            (Full title of the plan)

                                  -------------

                                ROBERT H. LESSIN
                             CHIEF EXECUTIVE OFFICER
                             WIT SOUNDVIEW GROUP, INC.
                            826 BROADWAY, SEVENTH FLOOR
                            NEW YORK, NEW YORK 10003
                                 (212) 253-4400
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                  -------------

                                   COPIES TO:
                            STEPHEN P. FARRELL, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6050
                               FAX: (212) 309-6273

                                  -------------

                         CALCULATION OF REGISTRATION FEE



                                                       PROPOSED          PROPOSED
                                                       MAXIMUM            MAXIMUM
    TITLE OF SECURITIES TO       NUMBER OF SHARES      OFFERING     AGGREGATE OFFERING      AMOUNT OF
       BE REGISTERED (1)         TO BE REGISTERED  PRICE PER SHARE         PRICE        REGISTRATION FEE
       -----------------         ----------------  ---------------         -----        ----------------

COMMON STOCK, PAR VALUE $0.01
per share, issued upon
 exercise of options granted
under the Stock Incentive Plan        171,760           $1.43 (2)     $245,616.80
                                        7,754           $2.14 (2)      $16,593.56


Common Stock TOTAL                    179,514                          $262,210.36         $69.23
--------------------------------------------------------------------------------------------------------


(1) The securities to be registered include the associated rights to purchase preferred stock.

(2) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding options were exercised.

                                EXPLANATORY NOTE


     This registration statement includes a form of prospectus to be used by certain individuals, current or former employees of Wit SoundView Group, Inc. or Wit Capital Corporation, in connection with the resale of shares of common stock previously acquired by such individuals upon exercise of options granted under the Stock Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   PLAN INFORMATION.*

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Explanatory Note to Part I of this Form S-8.

Prospectus



                                 179,514 Shares



                            WIT SOUNDVIEW GROUP, INC.



                                  Common Stock


                               ------------------



     We are an Internet investment banking and brokerage firm. This prospectus relates to the resale of our common stock by some of our employees. The common stock which may be sold has previously been acquired by these individuals upon exercise of options granted to them under our Stock Incentive Plan. The Stock Incentive Plan amended and restated the Stock Option and Restricted Stock Purchase Plan, effective March 1, 1999.

     We will not receive any of the proceeds from these sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

     Our common stock is quoted on the Nasdaq National Market (Symbol: WITC). On July 24, 2000, the closing price of the common stock was $9.03 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                  The date of this prospectus is July 25, 2000

     We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

     We have filed a registration statement on Form S-8 in respect of the common stock offered by this prospectus with the Securities and Exchange Commission under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.

                       WHERE YOU CAN FIND MORE INFORMATION

     We must file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, N.Y. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

- Our registration statement on Form S-4 (File Number 333-42062) filed with the SEC on July 24, 2000;

-    Our periodic report on Form 8-K filed with the SEC on May 26, 2000;

- Our quarterly report on Form 10-Q for the period ended March 31, 2000 filed with the SEC on May 12, 2000;

- Our definitive proxy statement on Schedule 14A filed with the SEC on May 2, 2000;

- Our annual report on Form 10-K for the year ended December 31, 1999 (File Number 000-26225) filed with the SEC on March 30, 2000; and

- Our Form 8-A filed with the SEC on June 1, 1999, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:


                            Wit SoundView Group, Inc.
                           826 Broadway, Seventh Floor
                            New York, New York 10003
                              Attention: Secretary
                                  212-253-4400

                                -----------------

          Information on our website is not part of this prospectus.

                                  OUR BUSINESS

     We are an Internet investment banking and brokerage firm that provides an array of services to our institutional and retail customers. We use electronic mail and the Internet to distribute public offerings to retail customers and use more traditional channels for distribution of public equity offerings to our insitutional customers. We also provide extensive equity research focused almost exclusively on technology and the Internet. Our other services include institutional sales and trading, private placements, strategic advisory services and merger and acquisition advice. We have also established private equity funds for venture capital investing in Internet and technology companies.

     In May 2000, we announced our strategic alliance with E*TRADE and our acquisition of E*OFFERING. As part of the strategic alliance with E*TRADE, we will become the exclusive source of IPOs, follow-on offerings and other investment banking products to E*TRADE's customers for an inital term of 3 years and E*TRADE will acquire our retail brokerage business.

                                    PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of our common stock by the individuals named herein.

                              SELLING STOCKHOLDERS

     The following table identifies certain of our current and former employees, any of whom may use this prospectus to sell our common stock. We do not know whether the individuals listed below will sell any or all of their shares covered by this prospectus. Assuming all such shares are sold by them, none of the individuals would own one percent (1%) or more of our common stock.


                                               NUMBER OF SHARES COVERED
                                                  BY THIS PROSPECTUS
                                               -------------------------

OTHER EMPLOYEES AND
FORMER EMPLOYEES

Ryan Alexander                                                   750
LeAnn Allen                                                      219
David Bisceglia(1)                                             2,188
Pamela Blechman                                                2,188
Jon Cappadona(1)                                                 219
Amy Cortese(1)                                                 6,562
Rachel Cuite                                                     438
Sam Datta(1)                                                     219
B. Espejo                                                        219
Robert Griggs(1)                                             116,666
Tenzing Jangley                                                  219
Peter Kirby                                                    1,166
Ken Lenskold(1)                                                8,749
Richard Lerner(1)                                              4,375
Sheri Lerea(1)                                                   219
Michael Lubik(1)                                                 438
Pamela MacDonald(1)                                              438
Jimmy Matheos(1)                                                 219
Joanne Medvecky                                                2,916
Elizabeth Morgan                                                 437



                                               NUMBER OF SHARES COVERED
                                                  BY THIS PROSPECTUS
                                               -------------------------


Kyle McNamara                                                    219
Laura Medley                                                     875
Gina Raetz(1)                                                    700
Gene Robbins(1)                                                  437
Bob Schmidt(1)                                                21,000
Nancy Hernandez Toste                                          2,188
Rahul Vaid(1)                                                  5,250


-------------------------
(1)  No longer employed by us.

                              PLAN OF DISTRIBUTION

     The shares of our common stock covered by this prospectus will be sold, if at all, by the individuals named above, and not by us. The shares may be sold from time to time as follows:

     - on the Nasdaq National Market, in the over-the-counter market, or on a national securities exchange (any of which may involve crosses and block transactions);

     -    to purchasers directly;

     - in ordinary brokerage transactions in which the broker solicits purchasers;

     - through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

     -    through the writing of options on the shares;

     - through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

     - through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

     - through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

     - through exchange distributions in accordance with the rules of the applicable exchange;

     -    in any combination of one or more of these methods; or

     -    in any other lawful manner.

     These sales may be made at prices related to the then current market price or otherwise at prices and on terms then prevailing, or in privately negotiated transactions. In effecting sales, a broker or dealer engaged by an individual using this prospectus to sell common stock may arrange for other brokers or dealers to participate in the sale. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rules 144 or 701(g) under the Securities Act may be sold thereunder rather than by this prospectus.

     The number of shares to be reoffered or resold by means of this prospectus by each individual named above, and any other individual with whom he or she is cooperating for the purpose of selling our common stock, may not exceed the greater of, during any three-month period, (1) 1% of all outstanding shares of our common stock, (2) the average weekly reported volume of trading in our common stock on the Nasdaq National Market during the four weeks preceding, the date of the receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (3) the average weekly volume of trading in our common stock reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Exchange Act during the four-week period specified in clause (2) above.

     In connection with distributions of the shares or otherwise, an individual using this prospectus to sell common stock may enter into hedging transactions with a broker-dealer. In connection with such a transaction, a broker-dealer may engage in short sales of shares registered hereunder in the course of hedging the positions they assume with the seller. The seller may also sell shares short and deliver the shares to close out such short positions. The seller may also enter into an option or other transaction with a broker-dealer which requires the delivery to the broker-dealer of shares we have registered, which the broker-dealer may resell by this prospectus.

     A seller may pay a broker-dealer or an agent compensation in the form of commissions, discounts or concessions. The broker-dealer and any other participating broker-dealer may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

     We may be required to file a supplemented prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller, (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

     We have advised the people identified in this prospectus as potential sellers of common stock that during any period when they may be engaged in a distribution of the shares offered by this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any seller, any affiliated purchaser and any broker-dealer or other individual who participates in such a distribution from bidding for or purchasing, or attempting to induce any individual to bid for or purchase any security, that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these factors may affect the marketability of our common stock.

     The people identified in this prospectus as potential sellers of common stock offer to sell all, some or none of the shares covered by this prospectus. Because it is possible that a significant number of shares could be sold simultaneously by means of this prospectus, such sales, or the possibility thereof, may have an adverse effect on the market price of our common stock.


                                 INDEMNIFICATION

     Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

     Section 145 of the General Corporation Law of Delaware permits us to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection therewith.

     Our By-Laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

     We plan to maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

     In addition, we have entered into indemnification agreements with our directors and executive officers. Under these agreements, we agree to indemnify each director and officer to the fullest extent permitted by law for any acts performed, or for failures to act, on our behalf or on behalf of another person or entity for which that director or officer is performing services at our request. We will not indemnify a director or officer for any breach of loyalty to us or to our stockholders, or if the director or officer does not act in good faith or for acts involving intentional misconduct, or for acts or omissions falling under Section 174 of the General Corporation Law of Delaware, or for any transaction for which the director or officer derives an improper benefit. We agree to indemnify for expenses related to indemnifiable events, and to pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the board. The rights of directors and officers will not exclude any rights to indemnification otherwise available under law or under the Amended and Restated Certificate of Incorporation.


                            VALIDITY OF COMMON STOCK

     The validity of our common stock has been passed upon by Morgan, Lewis & Bockius LLP, New York, New York.

                                     EXPERTS

     The annual consolidated financial statements and schedule of Wit Capital Group, Inc. incorporated by reference to our annual report on Form 10-K in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by us with the SEC are incorporated by reference into this Registration Statement:

     (a) Our registration statement on Form S-4 (File Number 333-42062) filed with the SEC on July 24, 2000;

     (b)  Our periodic report on Form 8-K filed with the SEC on May 26, 2000;

     (c) Our quarterly report on Form 10-Q for the period ended March 31, 2000 filed with the SEC on May 12, 2000;

     (d) Our definitive proxy statement on Schedule 14A filed with the SEC on May 2, 2000;

     (e) Our annual report on Form 10-K for the year ended December 31, 1999 (File Number 000-26225) filed with the SEC on March 30, 2000; and

     (f) Our Form 8-A filed with the SEC on June 1, 1999, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.

     All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES.


                                     -II-1-

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

     Section 145 of the General Corporation Law of Delaware permits us to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection therewith.

     Our By-Laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

     We plan to maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

     In addition, we have entered into indemnification agreements with our directors and executive officers. Under these agreements, we agree to indemnify each director and officer to the fullest extent permitted by law for any acts performed, or for failures to act, on our behalf or on behalf of another person or entity for which that director or officer is performing services at our request. We will not indemnify a director or officer for any breach of loyalty to us or to our stockholders, or if the director or officer does not act in good faith or for acts involving intentional misconduct, or for acts or omissions falling under Section 174 of the General Corporation Law of Delaware, or for any transaction for which the director or officer derives an improper benefit. We agree to indemnify for expenses related to indemnifiable events, and to pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the board. The rights of directors and officers will not exclude any rights to indemnification otherwise available under law or under the Amended and Restated Certificate of Incorporation.


                                     -II-2-

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     The outstanding securities to be resold under this registration statement were sold by Wit Capital Group, Inc. (now Wit SoundView Group, Inc.) or Wit Capital Corporation in transactions that were exempt from the registration requirements of the Securities Act either (i) pursuant to Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or (ii) with respect to issuances to employees, directors and consultants, Rule 701, promulgated under
Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients either received adequate information about us or had adequate access, through their relationships with us, to such information.

Item 8.   EXHIBITS.

          EXHIBIT   DESCRIPTION

          5.1 Opinion of Morgan, Lewis & Bockius LLP (incorporated by reference to exhibit 5.1 to our Form S-8 (Registration No. 333-85203) filed with the SEC on August 13, 1999).

          23.1      Consent of Arthur Andersen LLP.

          23.3 Consent of Morgan, Lewis & Bockius LLP (incorporated by reference to exhibit 5.1 to our Form S-8 (Registration No. 333-85203) filed with the SEC on August 13, 1999).

          24 Powers of Attorney (included on pages II-5 and II-6 of this Registration Statement).

Item 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and


                                     -II-3-

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     -II-4-

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 13, 2000.

                              WIT CAPITAL GROUP, INC.


                              By /S/ROBERT H. LESSIN
                                 -------------------
                              Robert H. Lessin
                              Chairman of the Board and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Robert
H. Lessin and Ronald Readmond, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the dates indicated.


/s/Robert H. Lessin          Chief Executive Officer          July 13, 2000
-----------------------      and Director
Robert H. Lessin


/s/Ronald Readmond           Director                         July 13, 2000
-----------------------
Ronald Readmond


/s/Russell D. Crabs          Director                         July 13, 2000
-----------------------
Russell D. Crabs


/s/Andrew D. Klein           Director                         July 13, 2000
-----------------------
Andrew D. Klein


/s/John H. N. Fisher         Director                         July 13, 2000
-----------------------
John H. N. Fisher


                                     -II-5-

/s/Edward H. Fleishman       Director                         July 13, 2000
-----------------------
Edward H. Fleischman



/s/Steven M. Gluckstern      Director                         July13, 2000
-----------------------
Steven M. Gluckstern


/s/Joseph R. Hardiman        Director                         July 13, 2000
-----------------------
Joseph R. Hardiman


/s/Gilbert C. Maurer         Director                         July 13, 2000
-----------------------
Gilbert C. Maurer

/s/Curtis L. Snyder          Chief Financial Officer          July 21, 2000
-----------------------
Curtis L. Snyder


                                     -II-6-

                                  EXHIBIT INDEX

      EXHIBIT  DESCRIPTION

      5.1 Opinion of Morgan, Lewis & Bockius LLP (incorporated by reference to exhibit 5.1 to our Form S-8 (Registration No.333-85203) filed with the SEC on August 13, 1999).

      23.1     Consent of Arthur Andersen LLP.

      23.3 Consent of Morgan, Lewis & Bockius LLP (incorporated by reference to exhibit 5.1 to our Form S-8 (Registration No.333-85203) filed with the SEC on August 13, 1999).

      24 Powers of Attorney (included on pages II-5 and II-6 of this Registration Statement).


                                     -II-7-